Exhibit 99.1

For Immediate Release:

CONTACT:

Bob Husted Investor Relations Manager (303) 440-5330 ext. 350 bhusted@spectralink.com	Nancy Hamilton Chief Financial Officer (303) 440-5330 ext. 524 nhamilton@spectralink.com

SpectraLink Rewards Stockholders with First-Ever Dividend

BOULDER, Colo. – November 19, 2003 — SpectraLink Corporation (Nasdaq: SLNK) today announced that its Board of Directors has initiated a dividend policy and declared the Company’s initial quarterly cash dividend of $0.10 per share of SpectraLink common stock. The Company’s first cash dividend is payable on December 23, 2003, to stockholders of record at the close of business on December 15, 2003.

After 19 consecutive quarters of positive operating cash flow, the Company has built a record cash balance of more than $50 million. This financial growth occurred during a time in which SpectraLink invested broadly in its future including production enhancements that significantly increased plant capacity. In line with the Company’s commitment to increasing shareholder value, the Board had previously authorized a stock repurchase program that until recently the Company had been executing. However, at the current stock price and with the recent reduction in the tax rate on corporate dividends, the Company believes paying a dividend is a more attractive option for returning excess cash to our stockholders. The Board of Directors will continually evaluate various factors including operating results, anticipated financial needs and plans for expansion to determine how best to benefit the stockholder on an ongoing basis, whether it be continued cash dividends, stock repurchases or other strategic programs.

“Paying a dividend to our stockholders should in no way signal a change in the growth outlook for SpectraLink,” said John Elms, president and CEO of SpectraLink. “We continue to be enthusiastic about the growth opportunities of this industry as demonstrated by our increased plant capacity mentioned above, and remain excited about SpectraLink’s ongoing leadership role in bringing wireless to the workplace.”

Safe Harbor Provision
 Portions of this release contain forward-looking statements regarding future events based on current expectations. These forward-looking statements and other statements, such as statements regarding the future financial performance of SpectraLink, are subject to risks and uncertainties. SpectraLink Corporation wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: the ability of SpectraLink to develop and introduce new products and the impact on demand for existing products; the inability to close several large orders in the sales pipeline; continued weakness or further deterioration in the general economic conditions that may reduce demand for, or delay orders for, SpectraLink’s products; adverse changes in economic and business conditions affecting SpectraLink’s customers; the failure of the market for on-premises wireless telephone systems to grow or to grow as quickly as SpectraLink anticipates; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; SpectraLink’s and its resellers’ ability to develop and execute effective marketing and sales strategies; SpectraLink’s reliance on sole or limited sources of supply for many components and equipment used in its manufacturing process; the risk of business interruption arising from SpectraLink’s dependence on a single manufacturing facility; customer concerns over security issues in the 802.11 technology; SpectraLink’s ability to manage potential expansion of operations in the U.S. and internationally; SpectraLink’s ability to respond to rapid technological changes within the on-premises wireless telephone industry; SpectraLink’s ability to attract and retain personnel, including key technical and management personnel; changes in rules and regulations of the FCC; SpectraLink’s ability to protect its intellectual property rights; and SpectraLink’s reliance on its 802.11 technology partners to continue to provide the wireless local area network for SpectraLink’s NetLink product, and to provide access points which support SpectraLink Voice Priority. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, SpectraLink undertakes no obligation to update or revise any forward-looking statements contained herein in order to reflect events or circumstances that may arise after the date of this press release. We refer you to the documents SpectraLink files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2002, the section titled Forward-Looking Statement Factors in our Form 10-Q for quarterly period ended September 30, 2003, and other reports and filings made with the Securities and Exchange Commission.

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